Exhibit 10.1

AMENDMENT TO CONVERTIBLE PROMISSORY NOTE

THIS AMENDMENT TO CONVERTIBLE PROMISSORY NOTE (this “Amendment”) is made as of this June 24, 2025 by and between Allot Ltd., an Israeli company (the “Company”), and Lynrock Lake Master Fund LP, a Cayman Islands Exempted Limited Partnership (“Lynrock” and, together with the Company, the “Parties”).

RECITALS

WHEREAS, the Company and Lynrock entered into a Securities Purchase Agreement (this “Agreement”) dated as of February 14, 2022 pursuant to which the Company issued to Lynrock a convertible promissory note (the “Note”) of face value $40.0 million dated February 17, 2022; and

WHEREAS, the Parties have entered into this Amendment to the Note in order to facilitate the potential repayment of the Note under the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the terms, conditions and covenants set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound hereby, promise and agree as follows.

AGREEMENT

1. Interpretation. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Note. The foregoing recitals are incorporated by this reference and made a part of this Amendment. Unless otherwise provided herein, all section references herein are to the corresponding sections in this Amendment.

2. Treatment of the Note upon the Closing of a Qualified Offering. In the event of the closing of a Qualified Offering on or before June 30, 2025, the following transactions shall be effected:

(i) Repayment of $31.41 Million of Principal Amount. Concurrent with the closing of a Qualified Offering, the Company shall remit to the Holder the amount of $31.41 million by wire transfer in immediately available funds in accordance with Article XIV of the Note which payment is in full and complete satisfaction of the repayment of $31.41 million of the outstanding Principal Amount, leaving $8.59 million of the Principal Amount outstanding (the “Balance Amount”). The Holder hereby agrees to such prepayment.

(ii) Conversion of $8.59 Million of Principal Amount. Notwithstanding Article V of the Note, concurrent with the closing of a Qualified Offering, the Balance Amount shall be converted automatically (the “Conversion”) without any action by Lynrock into Ordinary Shares at a Conversion Rate per $1,000 principal amount equal to $1,164.14 divided by the lower of (x) $9.296 and (y) the price per Ordinary Share paid by the public in the Qualified Offering.

For the purpose of this Amendment, a “Qualified Offering” means a firm commitment underwritten public offering raising net proceeds to the Company from the sale of its Ordinary Shares of at least $30.0 million, after deducting underwriting discounts and commissions, but before deduction of offering expenses.

For the avoidance of doubt, Section 5.1(g) of the Note shall not apply to the Conversion and the Ordinary Shares issuable upon the Conversion shall constitute “Conversion Shares” for purposes of the Purchase Agreement and “Registrable Securities” for purposes of the Registration Rights Agreement.

The Company shall deliver to the Holder all repayment proceeds and Ordinary Shares due upon conversion in full without making any deductions for tax or other costs incurred by the Company in connection with the prepayment or conversion of the Note.

3. Termination. This Amendment shall be null and void if a Qualified Offering has not closed on or prior to June 30, 2025 (the “Termination Date”). The Note shall remain in full force and effect prior to the closing of a Qualified Offering and after the Termination Date absent a Qualified Offering.

4. Counterparts, Email and .pdf. This Amendment (a) may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract, and (b) may, upon execution, be delivered by facsimile, electronic mail (including pdf) or as any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered, and electronic signatures or the keeping of records in electronic form shall be valid and effective for all purposes to the fullest extent permitted by applicable law.

5. Further Assurances. Each Party shall execute and deliver such additional documents and take such further action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment.

6. No Third Party Beneficiaries. No person other than the Parties are intended to be a beneficiary hereof and no person other than the Parties shall be authorized to rely upon or enforce the contents of this Amendment.

7. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Parties and each of their respective successors and assigns.

8. Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York. The terms of Article XV of the Note are incorporated herein by reference.

9. Expenses. All expenses incurred by the Parties in connection with the negotiation, execution and delivery of this Amendment will be borne solely and entirely by the Party incurring such expenses; it being however agreed between the Parties that the Company will pay or cause to be paid the duly documented out-of-pocket fees, disbursements and expenses of Lynrock’s outside legal counsel and tax advisor actually incurred in connection with the Amendment; provided that such fees, disbursements and expenses shall not exceed $75,000.

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IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the date first above written.

COMPANY:

ALLOT LTD.

By:	/s/ Eyal Harari
	Name:	Eyal Harari
	Title:	Chief Executive Officer

HOLDER:

LYNROCK LAKE MASTER FUND LP

by: Lynrock Lake Partners LLC, its general partner

By:	/s/ Cynthia L. Paul
Name: Cynthia L. Paul
	Title:	Member

Signature Page to Amendment to Convertible Promissory Note

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